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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                November 20, 2001

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                           AVERY COMMUNICATIONS, INC.
               (Exact Name of Registrant as Specified in Charter)

         Delaware                   000-27095                   22-2227079
(State or Other Jurisdiction       (Commission                 (IRS Employer
    of Incorporation)              File Number)              Identification No.)



                            190 South Lasalle Street
                                   Suite 1710
                             Chicago, Illinois 60603
               (Address of Principal Executive Offices)(Zip Code)

                                 (312) 419-0077
                             (Registrant's telephone
                          number, including area code)



                                    No Change
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

         On November 20, 2001, Avery Communications, Inc. completed its acquisition of substantially all of the assets of Qorus.com, Inc. and its subsidiaries, TMT Holdings, Inc. and Aelix, Inc. The aggregate purchase price of the assets was approximately $4.1 million. The acquisition is more fully described in Avery's press release, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

         (c)        Exhibits.

         2.1 Asset Purchase Agreement dated May 29, 2001, by and among Qorus.com, Inc., TMT Holdings, Inc., Aelix, Inc., and Avery Communications, Inc. (filed as Exhibit 10.37 to Qorus' 10-QSB for the period ended June 30, 2001 and incorporated by reference herein)

         2.2        First Amendment to Asset Purchase Agreement dated
                    October 17, 2001, by and among Qorus.com, Inc., TMT Holdings, Inc., Aelix, Inc., and Avery Communications, Inc. (filed as Exhibit 10.56 to Qorus' 10-QSB for the period ended September 30, 2001 and incorporated by reference herein)

         99.1       Press Release dated December 4, 2001


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                      AVERY COMMUNICATIONS, INC.

Date: December 4, 2001                                By: /s/ Scot M. McCormick
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                                                          Scot M. McCormick
                                                          Vice President